                       GRAY COMMUNICATIONS SYSTEMS, INC.

                                   FORM 11-K

                                 EXHIBIT INDEX


Exhibit                                            Page
Number                  Exhibit                    Number
------         ---------------------------         ------

  23           Consent of Ernst & Young LLP to      14
               incorporation of its report by
               reference in Gray Communications
               Systems, Inc. Registration Statement
               on Form S-8, No. 33-84656 and No. 333-17773.

                                                                    Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-84656 and Form S-8 No. 333-17773) pertaining to the Gray Communications Systems, Inc. Capital Accumulation Plan of our report dated May 18, 2000, with respect to the financial statements and supplemental schedules of Gray Communications Systems, Inc. Capital Accumulation Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1999.


                                    /s/Ernst & Young LLP

Atlanta, Georgia
June 26, 2000